UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-3972986 (I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04.     Mine Safety - Reporting of Shutdowns and Patterns of Violations.

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires disclosure via Form 8-K of the issuance of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“the Mine Act”) by the Mine Safety and Health Administration (“MSHA”).

On February 28, 2017, Compass Minerals International, Inc. (the "Company) received an imminent danger order under Section 107(a) of the Mine Act related to its Cote Blanche Mine.  The order alleged that a system used to monitor the mine atmosphere for the presence of methane was not operating properly.  No miners were injured as a result of the condition alleged in the order.  The Company is working with MSHA and the manufacturer of the system to address MSHA’s concerns.  The Company is reviewing the order and may formally contest its validity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: March 3, 2017	By:	/s/ John D. Craft
Name: John D. Craft
Title: Interim Chief Financial Officer